UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2012 (November 16, 2012)

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-180274	32-0372241
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2012, the board of directors of American Realty Capital Trust IV, Inc. (the “Company”) ratified the Company’s entry, through its sponsor, into a purchase and sale agreement to acquire the fee simple interest in three Dollar General stores as described below. The Company completed its due diligence review as of the respective closing date of each property, which was prior to the end of the due diligence period upon which the purchase and sale agreement was conditioned, among other conditions.

Item 2.01 is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 16, 2012 and November 19, 2012, the Company closed the acquisition of the fee-simple interest in three build-to-suit Dollar General stores located in Texas (Lacy Lakeview, Cedar Creek and Beeville) at the purchase prices listed below. The Company acquired the properties through indirect wholly owned subsidiaries of its operating partnership. The sellers of the properties are identified below. Neither of the sellers has a material relationship with the Company and the acquisitions were not affiliated transactions.

The Company funded 100% of the acquisition of the properties with cash from its ongoing initial public offering.

Each property is 100% leased to a subsidiary of Dollar General Corporation (NYSE: “DG”), which guarantees each of the leases and carries an investment grade credit rating, as determined by major credit rating agencies. Each lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

The following table provides, for each of the properties, information relating to the tenants, sellers, lease commencement and termination dates, rentable square footage, annualized rental income, rental escalations, renewal options and the purchase price.

Acquisition Date	Tenant	Location	Seller	Lease Commencement Date	Lease Termination Date	Rentable Square Foot	Annualized Rental Income	Rental Escalations	Renewal Options	Purchase Price
11/16/2012	Dolgencorp, LLC	Lacy Lakeview, TX	RSBR Investments	October 2012	October 2027	9,100	$0.1 million	3% in 11th lease year	3 – 5 year options	$1.1 million
11/16/2012	Dolgencorp, LLC	Cedar Creek, TX	RSBR Investments	November 2012	November 2027	9,100	$0.1 million	3% in 11th lease year	3 – 5 year options	$1.1 million
11/19/2012	Dolgencorp, LLC	Beeville, TX	Overland Properties, LLC	October 2012	October 2027	9,026	$0.1 million	None	3 – 5 year options	$1.1 million

Item 9.01. Financial Statements

(a) Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of Dollar General Corporation as described under Item 2.01 of this Current Report on Form 8-K.

Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation are taken from such filings:

	For the 26 Weeks Ended August 3, 2012 (Unaudited)	Fiscal Year Ended
(Amounts in Thousands)		February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$7,849,860	$14,807,188	$13,035,000	$11,796,380
Operating profit	771,538	1,490,804	1,274,065	953,258
Net income	427,555	766,685	627,857	339,442

(Amounts in Thousands)	August 3, 2012 (Unaudited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$10,103,474	$9,688,520	$9,546,222	$8,863,519
Long-term obligations	2,887,251	2,617,891	3,287,070	3,399,715
Total liabilities	5,287,463	5,013,938	5,482,590	5,454,735
Total shareholders’ equity	4,810,410	4,668,495	4,054,479	3,390,298

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Date: November 21, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors